POWER OF ATTORNEY

The undersigned hereby constitutes and appoints Scott C. Taylor or Randall Bolten as his attorney-in-fact to do the following:

1.  Execute for and on behalf of the undersigned Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities and Exchange Act of 1934, as amended, and the rules thereunder;

2.  Do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such Forms 3, 4 or 5 and the timely filing of such form with the United States Securities and Exchange Commission and any other authority; and

3.  Take any other action of any  type whatsoever in connection with the foregoing which, in the opinion of such  attorney-in-fact, may be of benefit to, or in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his or her discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and power herein granted, as fully to all intents and purposes as such attorney-in-fact might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers granted therein. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned responsibilities to comply with Section 16 of the Securities Exchange Act of 1934. The undersigned hereby revokes powers of attorney granted to any third patty concerning the subject matter contained herein.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 16th day of December 2003.  This Power of Attorney shall be for an indefinite period, but the undersigned may terminate this Power of Attorney by giving the attorney-in-fact written notice of such termination.

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Anthony P. Morris